UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36824	98-1162329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120/121 Baggot Street Lower

Dublin 2 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, Presbia PLC (the “Company”) appointed Jarett Fenton, age 39, as its Chief Financial Officer and Secretary. As previously disclosed, Richard Fogarty, Chief Accounting Officer, Vice President, Finance and Secretary, notified the Company of his intention to resign from the Company and its affiliates effective March 31, 2016. Subsequently Mr. Fogarty agreed to remain with the Company through June 17, 2016 to support a longer transition period.

Prior to joining us, Mr. Fenton served as Vice President of Finance and Senior Controller of Alphaeon, Inc., a privately held healthcare technology company, from December 2013 to June 2016. From January 2011 to December 2013, Mr. Fenton served as a partner at Orchid Capital Partners, providing SEC and capital markets consulting services to several client companies. During that time, from April 2012 to December 2012, Mr. Fenton also served as Chief Financial Officer of Ciralight Global, Inc., a publicly held company manufacturing daylighting systems for OEM partners including Firestone and Eaton. From February 2007 until December 2010, Mr. Fenton served as Chief Financial Officer of Enova Systems, Inc., a publicly-held company that manufactured proprietary vehicle drive systems for clean vehicle applications. He previously served from March 2003 through February 2007 as the Chief Executive of the Clarity Group, a company he founded to provide SEC reporting and corporate compliance consulting services. Through Clarity Group, Mr. Fenton provided consulting services to Enova Systems, from 2006 until he was appointed as Chief Financial Officer of Enova in February 2007. From September 1998 to March of 2003, Mr. Fenton worked as a Senior Associate in the Middle Market practice of PricewaterhouseCoopers in the Orange County, CA office where he facilitated audit engagements, worked on SEC reporting issues, controls assessments, client reporting, financial guidance interpretation and staff development. Mr. Fenton has a B.A. in Business Economics with an emphasis in Accounting from the University of California at Santa Barbara and is a Certified Public Accountant in the State of California.

There are no family relationships between Mr. Fenton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Fenton will receive an annual base salary of $225,000 and be eligible for an annual bonus equal to 25% of his base salary, as determined by the Board or the Compensation Committee of the Board.

A copy of a press release regarding Mr. Fenton’s appointment as Chief Financial Officer and Secretary is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit

99.1 Press Release dated June 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By:	/s/ Todd Cooper
Name:	Todd Cooper
Title:	Chief Executive Officer

Dated: June 16, 2016